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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Possis Medical, Inc. on Form S-3 of our report dated October 7, 1994, incorporated by reference in the Annual Report on Form 10-K of Possis Medical, Inc. for the year ended July 31, 1994, and to the use of our report dated October 7, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP
Minneapolis, Minnesota
August 21, 1995